EXHIBIT 99.3

                       [LOGO OF AMERICAN EXPRESS COMPANY]






                                      2007
                                 SECOND QUARTER
                               EARNINGS SUPPLEMENT

        THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") SECOND QUARTER EARNINGS RELEASE.

       -------------------------------------------------------------------------
       THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON
       WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS
       TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING
       THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGES 62-63
       IN THE COMPANY'S 2006 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2006 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

       -------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                  HIGHLIGHTS


FINANCIAL RESULTS

o Second quarter diluted EPS from continuing operations of $0.88 increased 13% versus $0.78 last year. Revenues net of interest expense rose 9%. For the trailing 12 months, return on equity (ROE) was 38%.

     - 2Q '07 Income from continuing operations included:
       -- A $65MM tax benefit from the IRS related to the treatment of prior years' card fee income, and in light of this benefit;
       -- Increased marketing and promotion expenditures of $68MM ($42MM after-tax) above the level planned for the quarter.

     - 2Q '06 Income from continuing operations included:
       -- A $144MM ($131MM after-tax) gain related to the completion of the sale of our card and merchant-related operations in Brazil to Banco Bradesco S.A.; and
       -- A $62MM ($40MM after-tax) charge associated with certain adjustments made to the Membership Rewards reserve model outside the U.S.

     - 2Q '07 and 2Q '06 Income from continuing operations included $8MM ($5MM after-tax) and $53MM ($34MM after-tax), respectively, of reengineering costs related to restructuring efforts primarily within our corporate travel and prepaid services businesses in 2Q '07 and our international card, corporate travel and finance areas in 2Q '06.

     - On September 30, 2005, the Company completed the distribution of all the outstanding shares of Ameriprise Financial, Inc. (formerly American Express Financial Advisors) to its shareholders. In 3Q '05 the Company also sold its Tax and Business Services ("TBS") business and in 2Q '06 completed the sale of its international banking operations in Brazil to Banco Bradesco S.A. The operating results, gain or loss on the sales, and assets and liabilities related to businesses spun-off and sold are included in discontinued operations in the Consolidated Financial Statements.
       -- 2Q '07 results reflected $5MM of expense from discontinued operations, related to the previously sold TBS business, versus $27MM of expense last year, primarily related to the 2Q `06 sale of the Brazilian banking business.
       -- Including discontinued operations, diluted EPS on a net income basis of $0.88 increased 16% versus last year.

BUSINESS METRICS

o Compared with the second quarter of 2006:

     - Worldwide billed business of $161.1B increased 15% on continued strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 2% benefit within the reported worldwide growth rate;

     - Worldwide total cards in force of 82.2MM increased 10%, up 7.8MM from last year and 2.3MM during 2Q '07, as proprietary and network card growth remained strong;

     - Worldwide average spending per proprietary basic card in force increased 8% versus last year despite the suppressing effect of substantial card additions over the past few years;

     - Worldwide lending balances of $48.3B on an owned basis increased 33%; on a managed basis, worldwide lending balances of $68.6B were up
         21%; and

     - Underlying card credit quality continued to be well controlled and reserve coverage ratios remained strong.

CAPITAL RETURNED TO SHAREHOLDERS

o Including share repurchases and dividends, during 2Q '07 and the six months to-date we returned 81% and 85%, respectively, of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 70% of capital generated.

     - SHARE REPURCHASES: During 2Q '07, 15MM shares were repurchased versus 16MM shares in 1Q '07 and 23MM shares in 2Q '06. Since the inception of repurchase programs in December 1994, 636MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares, including purchases made under agreements with third parties.

                                                                                        Millions of Shares
                                                                   --------------------------------------------------------
     -       ACTUAL SHARE ACTIVITY:                                     2Q '07                1Q '07                 2Q '06
                                                                        ------                ------                 ------
              Shares outstanding - beginning of period                   1,188                 1,199                  1,233
              Repurchase of common shares                                  (15)                  (16)                   (23)
              Employee benefit plans, compensation and other                 9                     5                      6
                                                                        ------                ------                 ------
              Shares outstanding - end of period                         1,182                 1,188                 1, 216
                                                                        ======                ======                 ======

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                  HIGHLIGHTS

ADDITIONAL ITEMS OF NOTE

o Marketing, promotion, rewards and cardmember services costs increased 9% versus 2Q '06, reflecting the 2Q '06 charge related to the Membership Rewards reserve model outside the U.S., which suppressed the reported growth rate by approximately 5%, higher rewards costs in 2Q '07 and increased marketing and promotion expenses. Marketing expenses continued to reflect the reduced levels of spending discussed in 1Q `07 related to various product-specific advertising, creative development and market research initiatives; however, they also reflect a higher level of spending in 2Q '07 on card acquisition, brand and loyalty oriented programs. The higher rewards costs continued to reflect volume growth, a higher redemption rate, and strong cardmember loyalty program participation.

o Total interest expense increased 44%, reflecting increased debt funding levels in support of growth in cardmember receivable and lending balances and a higher effective cost of funds, particularly within our charge card activities.

o Total provisions for losses and benefits increased 36% versus 2Q '06, reflecting growth in business volumes and the loan portfolio, as well as increased write-off and delinquency rates versus last year, that have been gradually rising after the unusually low levels that followed the enactment of the October 2005 U.S. bankruptcy legislation.

o The 4% increase in human resources expense in 2Q '07 reflects the impact of merit increases and larger benefit and incentive costs, partially offset by lower severance-related costs versus 2Q '06.

     - Compared with last year, the total employee count of 66,600 increased by 2,700 employees or 4%; compared with last quarter, the employee count increased by 600 employees or 1%. The increase versus last year primarily reflects employee additions related to customer service volumes and initiatives and the acquisition of Harbor Payments, Inc. in 4Q '06.

o In conjunction with Delta Air Line's ("Delta") decision to file for protection under Chapter 11 of the Bankruptcy Code during 2005, the Company lent funds to Delta as part of Delta's post-petition, debtor-in-possession financing under the Bankruptcy Code. At March 31, 2007, the remaining principal balance was $115MM. During 2Q '07 Delta received final approval of its reorganization plan and emerged from bankruptcy on April 30, 2007, repaying the entire principal balance outstanding.

o During the quarter, the Company announced several management changes which reflect a reorganization of the Company into two distinct customer-focused groups. Effective July 1, Al Kelly was promoted to President of American Express Company, and is responsible for the Global Consumer Group, and Ed Gilligan was promoted to Vice Chairman of American Express Company, and is responsible for the Global Business-to-Business Group. The Company is still reviewing the impact of these changes on its reportable operating segment disclosures, and expects revisions to these disclosures to be reflected within our 3Q '07 financial reports.

REVISED SEGMENT AND STATEMENTS OF INCOME PRESENTATION

o In 1Q '07, pursuant to the completion of discussions with the U.S. Securities and Exchange Commission ("SEC") referenced in the Company's Form 10-K for the year ended December 31, 2006, the Company made certain modifications to its reportable operating segment disclosures. The Travelers Cheque and Prepaid Services ("TCPS") business, previously included in the U.S. Card Services ("USCS") segment, and international banking businesses, previously included in the International Card & Global Commercial Services ("ICGCS") segment, are now included in the Corporate & Other segment. The discussion and financial data included herein reflect these modifications.

o In addition, as described in the Form 8-K filed with the SEC on March 30, 2007, beginning with 1Q `07, the Company revised the presentation of its Consolidated Statements of Income. The revised Consolidated Statements of Income include the separate presentation of certain interest income and interest expense amounts which previously had been reported on a net basis as well as the separate presentation of the provisions for losses and benefits from expenses. While these revisions impact the presentation of revenues and expenses in the Company's Consolidated Statements of Income, they have no impact on the Company's previously reported consolidated pretax income, income taxes, net income, total assets, total liabilities, or total shareholders' equity.

o The revised consolidated presentation includes the following:

     - Gross cardmember lending finance charge revenue is presented in the line entitled "Cardmember lending finance revenue" within the new "Interest income" section of the Consolidated Statements of Income, and the related gross interest expense is presented in the line entitled "Cardmember lending" within the new "Interest expense" section of the Consolidated Statements of Income. These amounts were previously presented on a net basis as "Cardmember lending finance charge revenue, net of interest" within the "Net revenues" section;

     - Gross investment and other interest income is presented in the lines entitled "International banking" or "Other" within the new "Interest income" section, and gross interest expense related to international banking is presented in "International banking" within the new "Interest expense" section. These amounts were previously presented on a net basis as "Other investment and interest income, net of interest" within the "Net revenues" section;

     - Other interest expense is presented in the line entitled "Charge card and other" within the new "Interest expense" section, and certain other interest income is presented in the line entitled "Other" within the new "Interest income" section. These amounts were previously reported on a net basis in "Interest" within the "Expenses" section;

     - "Provisions for losses and benefits" is presented in a new separate section. These amounts were previously reported in the "Provisions for losses and benefits" lines within the "Expenses" section; and

     - Certain other amounts were revised to conform to the method of presentation or calculation that will be used in 2007.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                  HIGHLIGHTS

o Corresponding revisions to the Selected Income Statement Data presentation regarding the Company's reportable operating segments were also made.

o "Total revenues" and "Revenues net of interest expense" are presented separately within the revised Consolidated Statements of Income presentation. "Revenues net of interest expense" is now the measure for the Company's long-term revenue growth rate target. This target (of at least 8 percent growth on average and over time) has not been changed as a result of the revisions to the presentation of the Consolidated Statements of Income.

o The changes in the presentation of the Company's Consolidated Statements of Income were also made in connection with the previously mentioned discussions with the staff of the SEC.

o Separately, the Company revised the method of reporting certain credit statistics related to the charge card business to better align these metrics with the way the Company manages credit risk as well as to align such credit statistics with the method used for reporting the Company's lending activities. Historically, the credit statistics for the charge card business have been presented using the portion of the account balance that was 90 days past due or more. However, the Company's practices for managing credit risk and establishing reserves for uncollectible amounts consider the entire amounts of customer accounts for those accounts which have any portion that is past due by 90 days or more, and thus certain statistics have been revised to reflect this. Finally, the calculation of net finance revenue divided by average loans for both consolidated reporting and the ICGCS segment has been corrected for a computational error. This correction has a minimal impact on the historic trends for this statistical information. For more detail relating to the changes and a presentation of revised historical financials and statistics, please see the Company's Form 8-K, filed with the SEC March 30, 2007.

EXPANDED PRODUCTS AND SERVICES

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network business we:

     - Announced the Express Rewards Mortgage(SM) program, where for the first time in the credit card industry, Cardmembers will be able to pay monthly home mortgage payments on their American Express(R) cards through our partnerships with the American Home Mortgage Investment Corp. and IndyMac Bank, FSB.

     - Introduced new Membership Rewards(R) program levels aligned with specific card products that better meet Cardmember lifestyle and reward program usage needs. We also announced a number of innovations across all levels of the Membership Rewards program, such as an expanded list of redemption partners, and Points Advance(SM), which allows Cardmembers to "advance" points against future points earned at the time they choose to redeem points for a reward.

     - Added an additional benefit on the TrueEarnings(SM) Business Card from Costco and American Express, offering an annual gasoline rebate of up to 5% at Costco Gasoline and stand-alone gas stations.

     - Reopened My WishList, the Company's popular, limited e-tail site which gives Cardmembers access to high demand consumer electronics, fashion and home design products, as well as immersive travel and lifestyle experiences.

     - Developed and began marketing two new corporate purchasing solutions as part of the expanding S2S(SM) (Source-to-Settle) product suite. These include S2S(SM) Contract Audit & Recovery(SM), an analytic tool providing firms with best practices to achieve negotiated contract savings; and S2S(SM) CatalogPro(SM), an online solution integrated into a firm's existing e-procurement software, which enhances the product search experience and eases the ability to order from preferred suppliers at negotiated rates.

     - Launched the Platinum Office Program with OPEN from American Express(R) and The Regus Group, the world's largest provider of workplace solutions, to provide Business Platinum Card members access to flexible office space, services and technology, generally only available to much larger corporations.

     - Partnered with InsureMyTrip(R).com, the leading on-line travel insurance aggregator, to offer packages of Global Travel Shield(R), a collection of comprehensive travel insurance products to U.S. residents.

     - Expanded our gift card product offering to include themed gift cards, through our partnership with General Growth Properties, one of the largest U.S.-based publicly traded real estate investment trusts (REITs) with a portfolio of more than 200 regional shopping malls in 45 states. Additionally, we launched three new special occasion gift cards focused on year-round gifting, for targeted use for dining, wedding and entertainment occasions.

     - Announced a global, multi-year agreement with Travelex, the world's largest foreign exchange specialist, to offer American Express(R) Travelers Cheques through its global agency network of large banks and travel agencies, and directly to consumers through its over 700 retail locations.

     - Signed three additional travel agencies in New Jersey and North Carolina to the American Express Travel U.S. Representative Network.

     - Launched Quick Exchange, powered by Worldspan's Rapid Reprice(R) technology, to automate travel ticket repricing, reissuing and refunding processes across the Company's U.S. corporate travel reservation network, as well as for all the global distribution system booking platforms used by its travel counselors.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                  HIGHLIGHTS



     - Partnered with Smithsonian Journeys, the educational travel program of the Smithsonian Institution and the world's largest museum-based travel program, to exclusively offer Smithsonian Journeys' cultural and educational group trips to Cardmembers. This partnership marks the first time that an outside travel company's agents can offer the majority of these tours to their clients.

     - Launched the "American Express Going Once" website, where for a limited time, U.S. and U.K. Cardmembers had an opportunity to purchase from more than 25 travel packages in a declining price auction, including a luxury RV trip across America, an Antarctica adventure and a South African safari.

     - Announced an online initiative called The Members Project that enables Cardmembers to submit, share and vote on project ideas for making a positive impact in the world. This project is part of American Express' new brand campaign, "Are You a Cardmember," which highlights the value of being a Cardmember and part of the American Express community.

     - Announced plans with Consumer Action, a non-profit consumer advocacy and education organization, to expand the jointly developed, multilingual credit card education program, "Credit Cards: What You Need to Know" educating consumers about how best to choose and use credit cards.

     In our Global Network Services ("GNS") business we:

     - Launched a new partnership with Banco Privado in de Inversiones in Argentina to issue American Express-branded Standard, Gold and Platinum cards, which will be accepted and processed on the American Express network.

     - Launched in Fiji the Westpac American Express Credit Cards, the first products as part of our exclusive partnership with Westpac Pacific Banking, to issue American Express Cards and to acquire merchants on the American Express global network in seven Pacific Island nations (namely: P.N.G., Solomon Islands, Vanuatu, Samoa, Tonga, Fiji, and the Cook Islands). Initially, there will be three cards offered: one for business clients, one for the consumer market and a Westpac American Express Gold Card for high net worth personal clients.

     - With our partner Bank of America Corporation, announced the Bank of America Accolades(TM) American Express(R) Card, the first premium credit card designed exclusively for Bank of America's affluent, wealthy and ultra-wealthy clients.

     - With our partner Citigroup Inc., launched the CitiChairman(SM) American Express(R) Card, designed to provide premium services and benefits, rewards experiences to a unique group of people, including Smith Barney and Citi Private Bank clients.

     - With our partners, Baiduri Bank and Royal Brunei Airlines, launched Brunei's first airline co-brand card, the Royal Brunei Airlines American Express Card, which will be issued in Classic and Gold versions and will be accepted on American Express' global merchant network.

     -   With our partner, the Industrial and Commercial Bank of China Limited
         (ICBC), launched the ICBC Staples Corporate American Express Card, the first American Express branded co-brand corporate card in China, while also further enhancing the partnership between Staples Inc. and American Express by establishing Staples, Inc. as a strategic partner in global eShop, American Express Global Network Services Asia Pacific's online shopping platform.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                 CONSOLIDATED

          (Preliminary)

                             STATEMENTS OF INCOME
                                 (GAAP BASIS)

         (Millions, except per share amounts)                    Quarters Ended                  Percentage
                                                                    June 30,                      Inc/(Dec)
                                                           -------------------------------     ----------------
                                                                2007                 2006
                                                                ----                 ----
         Revenues
            Discount revenue                                  $3,670                $3,292         11%
            Net card fees                                        500                   533         (6)
            Travel commissions and fees                          491                   483          2
            Other commissions and fees                           681                   642          6
            Securitization income, net                           332                   372        (11)
            Other                                                453                   415          9
                                                              ------                ------
               Total                                           6,127                 5,737          7
                                                              ------                ------
             Interest income:
              Cardmember lending finance revenue               1,514                 1,100         38
              International banking                              282                   252         12
              Other                                              276                   196         41
                                                              ------                ------
               Total                                           2,072                 1,548         34
                                                              ------                ------
                 Total Revenues                                8,199                 7,285         13
                                                              ------                ------
             Interest expense:
              Cardmember lending                                 431                   277         56
              International banking                              135                    93         45
              Charge card and other                              503                   373         35
                                                              ------                ------
               Total                                           1,069                   743         44
                                                              ------                ------
          Revenues net of interest expense                     7,130                 6,542          9
                                                              ------                ------
         Expenses
            Marketing, promotion, rewards and
              cardmember services                              1,828                 1,671          9
            Human resources                                    1,331                 1,276          4
            Professional services                                698                   658          6
            Occupancy and equipment                              379                   365          4
            Communications                                       116                   113          3
            Other                                                345                   287         20
                                                              ------                ------
              Total                                            4,697                 4,370          7
                                                              ------                ------
          Provisions for losses and benefits:
              Charge card                                        233                   192         21
              Cardmember lending                                 638                   406         57
              International banking and other (including
               investment certificates)                          122                   132         (8)
                                                              ------                ------
               Total                                             993                   730         36
                                                              ------                ------

         Pretax income from continuing operations              1,440                 1,442          -
         Income tax provision                                    378                   470        (20)
                                                              ------                ------
         Income from continuing operations                     1,062                   972          9
         Loss from discontinued operations, net of tax            (5)                  (27)       (81)
                                                              ------                ------
         Net income                                           $1,057                  $945         12
                                                              ======                ======
         EPS-Basic
             Income from continuing operations                 $0.90                 $0.80         13
                                                              ======                ======
             Loss from discontinued operations                     -                ($0.02)         #
                                                              ======                ======
             Net Income                                        $0.90                 $0.78         15
                                                              ======                ======
         EPS-Diluted
             Income from continuing operations                 $0.88                 $0.78         13
                                                              ======                ======
             Loss from discontinued operations                     -                ($0.02)         #
                                                              ======                ======
             Net Income                                        $0.88                 $0.76         16
                                                              ======                ======
         Average Shares Outstanding
             Basic                                             1,179                 1,217         (3)
                                                              ======                ======
             Diluted                                           1,203                 1,242         (3)
                                                              ======                ======

           Note: Amounts herein reflect certain revisions as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.
           # Denotes variance of more than 100%.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                 CONSOLIDATED

o CONSOLIDATED REVENUES NET OF INTEREST EXPENSE: Consolidated revenues net of interest expense increased 9%, reflecting increases versus last year of 12% within USCS, 4% within ICGCS and 15% within Global Network & Merchant Services ("GNMS"). Revenues net of interest expense increased due to higher interest income, greater discount revenues, higher other commission and fees, increased other revenues, and greater travel commissions and fees, partially offset by increased interest expense, decreased securitization income, net and lower net card fee revenue. Translation of foreign currency benefited the revenues net of interest expense growth rate by approximately 2%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 7%, reflecting an increase of 11% within USCS, 5% within ICGCS, and 6% within GNMS. Expense growth reflected higher marketing, promotion, rewards and cardmember services expense, increased other expenses, greater human resources expense, higher professional services expense, increased occupancy and equipment costs and higher communication expenses. Translation of foreign currency contributed approximately 2% to the expense growth rate.

o CONSOLIDATED PROVISIONS FOR LOSSES AND BENEFITS: Consolidated provisions for losses and benefits increased 36% versus last year, reflecting an 85% increase in USCS, a 36% decrease in GNMS and a 7% decrease in ICGCS. Provisions rose primarily due to increases in the cardmember lending and charge card provisions. Translation of foreign currency contributed approximately 2% to the provision growth rate.

o PRE-TAX MARGIN: Was 20.2% in 2Q '07 compared with 23.9% in 1Q '07 and 22.0% in 2Q '06.

o EFFECTIVE TAX RATE: Was 26% in 2Q '07 versus 33% in both 1Q '07 and 2Q '06. The 2Q '07 rate primarily reflects the $65MM IRS benefit, referenced earlier. The 2Q '06 rate reflects a relatively low effective rate on the Brazil gain, which was offset by higher tax expense due to uncertainty regarding the Company's ability to obtain tax benefits for certain expenses attributable to foreign subsidiaries.

o DISCOUNT REVENUE: Rose 11% on a 15% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS where we share discount revenue with our card issuing partners, and higher cash-back rewards costs.

     - The average discount rate* was 2.57% in 2Q '07 and in 2Q '06 compared to 2.58% in 1Q '07. As indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                           Quarters Ended             Percentage
                                                               June 30,                Inc/(Dec)
                                                   -----------------------------    ------------
                                                            2007         2006
                                                            ----         ----
     Card billed business* (billions):

         United States                                    $115.7       $102.5            13%
         Outside the United States                          45.4         38.0            19
                                                         -------      -------
         Total                                            $161.1       $140.5            15
                                                         =======      =======
     Total cards in force (millions):

         United States                                      50.5         45.4            11
         Outside the United States                          31.7         29.0             9
                                                         -------      -------
         Total                                              82.2         74.4            10
                                                         =======      =======
     Basic cards in force (millions):

         United States                                      39.2         34.8            13
         Outside the United States                          27.0         24.1            12
                                                         -------      -------
         Total                                              66.2         58.9            12
                                                         =======      =======
     Average basic cardmember spending**
         United States                                    $3,269       $3,134             4
         Outside the United States                        $2,507       $2,137            17
         Total                                            $3,049       $2,821             8

            * For additional information about billed business and discount rate calculations, please refer to the Second Quarter 2007 Earnings Release, American Express Company Selected Statistical Information pages.
           ** Proprietary card activity only.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                 CONSOLIDATED

- WORLDWIDE BILLED BUSINESS: The 15% increase in worldwide billed business reflected a 13% increase in USCS, an 11% increase in ICGCS and a 62% increase in GNS partner volume. The table below summarizes selected billed business related statistics for 2Q '07:


                                                                                            Percentage Increase
                                                                                            Assuming No Changes
                                                                        Percentage           in Foreign Exchange
                                                                        Increase                   Rates
                                                                    ------------------    ------------------------
     WORLDWIDE*
         Billed Business                                                   15%                      13%
         Average spending per proprietary basic card                        8                        6
         Basic cards-in-force                                              12
     U.S.*
         Billed Business                                                   13
         Average spending per proprietary basic card                        4
         Basic cards-in-force                                              13
         Proprietary consumer card billed business**                       12
         Proprietary small business billed business**                      15
         Proprietary Corporate Services billed business***                 10
     OUTSIDE THE U.S.*
         Billed Business                                                   19                       13
         Average spending per proprietary basic card                       17                       10
         Basic cards-in-force                                              12
         Proprietary consumer and small business billed business***         9                        3
         Proprietary Corporate Services billed business***                 18                       10

           * Captions not designated as "proprietary" include both proprietary and GNS data.
          ** Included in USCS.
         *** Included in ICGCS.

     - U.S. non-T&E-related volume categories (which represented approximately 68% of 2Q '07 U.S. billed business) grew 15%, while T&E volumes rose 9%.

     - U.S. airline-related volume, which represented approximately 10% of total U.S. volumes during the quarter, increased 3% due to a 5% increase in transactions offset by a 2% lower average airline charge.

     - Worldwide airline volumes, which represented approximately 12% of total volumes during the quarter, increased 8% on 6% growth in transactions and a 2% increase in the average airline charge.

     - Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected double-digit proprietary growth in Canada, high single-digit growth in Europe and Asia Pacific and a decline in Latin America. Excluding the impact of the Brazil sale, completed as of 6/30/06, and the 3Q'06 sales in Malaysia and Indonesia, Latin America exhibited double-digit proprietary growth while Asia Pacific increased at a high single-digit rate. Excluding the impact of all three sales, total proprietary growth outside the U.S. was 10%.

- TOTAL CARDS IN FORCE: Rose 10% worldwide due to an increase of 8% in USCS, a 1% increase in ICGCS and a 34% increase in GNS. Continued strong card acquisitions within both proprietary and GNS activities, as well as continued solid average customer retention levels, drove these results. The sale of our card activities in Malaysia and Indonesia in 3Q '06 resulted in the transfer of 200K cards from ICGCS to GNMS, moderately suppressing ICGCS' and increasing GNMS' respective growth rates.

         -- 1.2MM and 1.1MM net cards were added during the quarter in the U.S.
            and the non-U.S. businesses, respectively.

o NET CARD FEES: Decreased 6% as the benefit of card growth was offset by the reclassification of certain card acquisition-related costs, beginning July 1, 2006, from other operating expense to a reduction in net card fees. This reclassification had no effect on net income and is not included in the average fee per card calculation. The average annual fee per proprietary card in force was $36 in 2Q '07 versus $35 in 1Q '07 and $34 in 2Q '06.

o    TRAVEL COMMISSIONS AND FEES:   Increased 2% reflecting a 9% increase in
     travel sales.

o OTHER COMMISSIONS AND FEES: Increased 6% as higher card-related conversion revenues and assessment and service fees were partially offset by the 2Q '06 sale in Brazil and a reclassification in 3Q '06 of certain third-party merchant-related revenues from Other Commissions and Fees to Discount Revenue.

o SECURITIZATION INCOME, NET: Decreased 11% as an increase in write offs and greater interest expense, due to a higher coupon rate paid to certificate holders, was partially offset by a higher portfolio yield and average balance of securitized loans. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes and impairment charges, if any, of the related interest-only (I/O) strip, excess spread related to securitized loans, net finance revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                 CONSOLIDATED

- Components of Securitization Income, Net:

                                                    Quarters Ended      Percentage
                                                       June 30,          Inc/(Dec)
                                               ----------------------- -------------
                                                 2007            2006
                                                 ----            ----
                (millions)
        Excess spread*                           $218            $261      (16)%
        Servicing fees                            101             100        1
        Gains on sales from securitizations**      13              11       18
                                                 ----            ----
        Total securitization income              $332            $372      (11)
                                                 ----            ----

         * Excess spread is the net positive cash flow from interest and fee collections allocated to the investor's interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses, and the changes in the fair value of the I/O strip in 2007.

        ** Excludes $32MM and $(46)MM in 2007 and $35MM and $(47)MM in 2006 of impact from cardmember loan sales and maturities, respectively, reflected in the credit provision.

- The average balance of Cardmember lending securitizations was $20.3B in 2Q '07, compared with $20.1B in 2Q '06.

o OTHER REVENUES: Increased 9% primarily due to higher network partner-related and merchant-related fees, and greater publishing and insurance-related revenues.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 38% due to 30% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.

o INTERNATIONAL BANKING INTEREST INCOME: Increased 12% reflecting higher volumes and interest rates.

o OTHER INTEREST INCOME: Increased 41% primarily due to the recognition of interest income associated with the repayment of the Company's loan to Delta Air Lines, previously on non-accrual status.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 56% reflecting increased loan balances and a higher cost of funds.

o INTERNATIONAL BANKING INTEREST EXPENSE: Increased 45% reflecting higher volumes and interest rates.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Increased 35% reflecting a higher cost of funds and increased receivable balances.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 9%, reflecting higher volume-related rewards costs and greater marketing and promotion expenses, partially offset by the 2Q '06 charge related to the Membership Rewards reserve model outside of the U.S.

o HUMAN RESOURCES EXPENSE: Increased 4% due to merit increases and larger benefit and incentive costs, partially offset by lower severance-related costs.

o PROFESSIONAL SERVICES EXPENSE: Rose 6%, primarily reflecting higher technology-related costs and legal fees.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 4% due to increased technology-related costs.

o    COMMUNICATIONS EXPENSE: Increased 3%.

o OTHER EXPENSE: Increased 20%, however, excluding the $144MM pre-tax gain related to the completion of the sale of our operations in Brazil in 2Q '06, as well as the reclassification of certain card-acquisition costs to card fee revenue beginning July 1, 2006, underlying expenses were relatively flat.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                 CONSOLIDATED


CHARGE CARD PROVISION FOR LOSSES: Increased 21%, reflecting higher business volumes and somewhat higher loss rates.


- WORLDWIDE CHARGE CARD:*

  -- The loss ratio increased versus last quarter, but remained flat compared to last year. Past due rates declined versus last quarter and last year.

                                                               6/07                    3/07                   6/06
                                                         ------------------      -----------------      ------------------
              Net loss ratio as a % of charge volume           0.24%                   0.23%                  0.24%
              90 days past due as a % of receivables            2.7%                    2.9%                   2.8%

                                                               6/07                    3/07                   6/06
                                                         ------------------      -----------------      -----------------
              Total Receivables (billions)                    $38.4                   $36.5                  $34.7
              Reserves (millions)                              $981                    $979                   $948
              % of receivables                                  2.6%                    2.7%                   2.7%
              % of 90 day past due accounts                      95%                     93%                    98%

              *There are no off-balance sheet Charge Card securitizations.
               Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

               Note: Amounts herein reflect certain revisions as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.

o CARDMEMBER LENDING PROVISION FOR LOSSES: Increased 57% due to increased loan volumes and higher write-off and delinquency rates, which have been gradually rising after the unusually low rates that followed the October 2005 change in the U.S. bankruptcy legislation.

     - WORLDWIDE LENDING:*

       -- The write-off rate was unchanged versus last quarter, but increased versus last year. The past due rate increased versus last year, but decreased versus last quarter.


                                                         6/07                    3/07                    6/06
                                                   ------------------      ------------------      -----------------
              Net write-off rate                          4.1%                    4.1%                    3.8%
              30 days past due as a % of loans            2.8%                    3.0%                    2.7%

                                                         6/07                    3/07                    6/06
                                                   ------------------      ------------------      -----------------
              Total Loans (billions)                    $48.3                   $42.3                   $36.3
              Reserves (millions)                      $1,417                  $1,271                  $1,086
              % of total loans                            2.9%                    3.0%                    3.0%
              % of 30 days past due accounts              106%                    100%                    113%

              * All lending statistics are presented here on a GAAP or "Owned
               Basis". "Managed Basis" credit quality statistics are available in the Second Quarter 2007 Earnings Release on the American Express Company Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o    INTERNATIONAL BANKING AND OTHER PROVISION FOR LOSSES AND BENEFITS:
     Decreased 8% primarily due to lower certificate provisions and a reduction in merchant-related reserves.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                                 CONSOLIDATED


SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets". The Company's consolidated tangible common equity amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company calculates total adjusted assets as of the end of any fiscal quarter as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of June 30, 2007, the Company's tangible common equity was $9B and its total adjusted assets were $155B. As of June 30, 2007, the consolidated assets, as reflected on the Company's balance sheet, were $134B.

CORPORATE & OTHER

Net expense was $61MM in 2Q '07 compared with net expense of $50MM in 1Q '07 and $49MM in 2Q '06. The 2Q '07 expense includes costs related to regulatory and legal exposures and $2MM ($1MM after-tax) of reengineering costs. The 1Q '07 expense included a $60MM charge for a reserve established for regulatory and legal exposure at American Express Bank International, a subsidiary of American Express Bank Ltd., $4MM ($3MM after-tax) of reengineering costs, and the benefit of a cash payment received in connection with the departure of our former CFO. The 2Q '06 expense included $18MM ($11MM after-tax) of reengineering costs.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                              U.S. CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)
                                                                 Quarters Ended       Percentage
                                                                    June 30,           Inc/(Dec)
                                                           -----------------------   --------------
(millions)                                                   2007           2006
                                                             ----           ----
Revenues
    Discount revenue, net card fees and other              $2,642         $2,388          11%
    Cardmember lending finance revenue                      1,179            814          45
    Securitization income, net                                332            372         (11)
                                                           ------         ------
        Total revenues                                      4,153          3,574          16
    Interest expense:
     Cardmember lending                                       363            215          69
     Charge card and other                                    230            189          22
                                                           ------         ------
 Revenues net of interest expense                           3,560          3,170          12
                                                           ------         ------
Expenses
    Marketing, promotion, rewards and cardmember services   1,266          1,088          16
    Human resources and other operating expenses              827            797           4
                                                           ------         ------
     Total                                                  2,093          1,885          11
                                                           ------         ------
Provisions for losses                                         640            346          85
                                                           ------         ------

Pretax segment income                                         827            939         (12)
Income tax provision                                          247            345         (28)
                                                           ------         ------
Segment income                                               $580           $594          (2)
                                                           ------         ------

  Note: Amounts herein reflect certain revisions, including the movement of the TCPS business results to the Corporate & Other segment, as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.


STATISTICAL INFORMATION                            Quarters Ended        Percentage
                                                      June 30,             Inc/(Dec)
                                                --------------------    ------------
                                                    2007     2006
                                                    ----     ----
Card billed business (billions)                    $94.6    $83.9            13%
Total cards in force (millions)                     42.1     39.1             8
Basic cards in force (millions)                     31.2     28.9             8
Average basic cardmember spending* (dollars)                                  4
                                                  $3,054   $2,925
Segment capital (billions)                          $4.5     $4.4             2
Return on segment capital**                         49.9%    44.4%

    * Proprietary cards only.
   ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

      - BILLED BUSINESS: The 13% increase in USCS billed business reflects a 4% increase in average spending per proprietary basic card and 8% growth in basic cards in force.
         -- Within the U.S. consumer business, billed business grew 12%; small business volumes rose 15%.

      - TOTAL CARDS IN FORCE: Increased by 3.0MM, or 8%, versus last year on continued strong card acquisition activity and retention levels.

P&L DISCUSSION:

o NET INCOME: Decreased 2% as revenues net of interest expense rose 12%, expenses increased 11% and provisions for losses increased 85%.

     - 2Q '07 results reflect $56MM of the IRS benefit and $47MM ($29MM after-tax) of the increased marketing and promotion spending in the quarter, as referenced earlier.

     - PRE-TAX MARGIN: Was 23.2% in 2Q '07 versus 30.6% in 1Q '07 and 29.6% in 2Q '06.

     - EFFECTIVE TAX RATE: Was 30% in 2Q '07 compared to 38% in 1Q '07 and 37% in 2Q '06. The lower tax rate in 2Q '07 reflects the IRS benefit, referenced earlier.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 11%, largely due to greater billed business volumes, higher travel revenues and larger other commissions and fees, in addition to the recognition of interest income associated with the repayment of the Company's loan to Delta Air Lines.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                              U.S. CARD SERVICES


o CARDMEMBER LENDING FINANCE REVENUE: Increased 45% due to 36% growth in average owned lending balances and a higher portfolio yield.

o SECURITIZATION INCOME, NET: Decreased 11% as an increase in write offs and greater interest expense, due to a higher coupon rate paid to certificate holders, was partially offset by a higher portfolio yield and average balance of securitized loans.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 69% on greater loan balances and a higher cost of funds.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Increased 22% due to a higher cost of funds and a larger receivable balance.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 16%, due to higher rewards costs and greater marketing and promotion expenses.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 4% primarily due to higher volume-related operating expenses, which were partially offset by the impact of the reclassification to revenues of certain card acquisition-related costs beginning in 3Q `06.

o PROVISIONS FOR LOSSES: Increased 85% reflecting the impact of strong volume and loan growth and higher write off and delinquency rates, which have been gradually rising after the unusually low rates following the enactment of the October 2005 U.S. bankruptcy legislation.

     - CHARGE CARD: *

       -- The loss ratio increased versus last year and last quarter. The past due rate increased versus last year, but decreased versus last quarter.

                                                            6/07                   3/07                 6/06
                                                      ------------------     -----------------     ----------------
              Total Receivables (billions)                 $19.8                  $19.0                $18.5
              Net loss ratio as a % of charge volume        0.30%                  0.25%                0.28%
              90 days past due as a % of total               3.6%                   3.8%                 3.4%

              Note: Amounts herein reflect certain revisions as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.

     - CARDMEMBER LENDING: **

       -- The write-off rate increased versus last year, but remained flat versus last quarter. The past due rate increased versus last year, but declined versus last quarter.

                                                            6/07                   3/07                 6/06
                                                      ---------------      -----------------      ----------------
              Total Loans (billions)                       $38.3                  $33.0                $27.6
              Net write-off rate                             3.7%                   3.7%                 2.9%
              30 days past due as a % of loans               2.7%                   2.9%                 2.5%

            * There are no off-balance sheet Charge Card securitizations.
              Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
           ** Owned basis. See page 13-14 for "Managed Basis" Cardmember lending information.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                              U.S. CARD SERVICES

MANAGED BASIS

For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in net card fees and other, cardmember lending finance revenue, cardmember lending interest expense and credit provision. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

     The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

     On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and credit provision for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net, as well as an impact to credit provision (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember lending finance revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in credit provision.

     As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

   The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:


                                                                          Quarters Ended                 Percentage
                                                                             June 30,                     Inc/(Dec)
                                                                 -------------------------------       ----------------
     (millions)                                                          2007              2006
                                                                         ----              ----
o DISCOUNT REVENUE, NET CARD FEES AND OTHER:
           Reported for the period (GAAP)                              $2,642            $2,388              11%
           Securitization adjustments                                      80                44              82
                                                                      -------           -------
           Managed discount revenue, net card fees and other           $2,722            $2,432              12
                                                                      =======           =======
o CARDMEMBER LENDING FINANCE REVENUE:
           Reported for the period  (GAAP)                             $1,179              $814              45
           Securitization adjustments                                     724               726               -
                                                                      -------           -------
           Managed finance revenue                                     $1,903            $1,540              24
                                                                      =======           =======
o SECURITIZATION INCOME, NET:
           Reported for the period (GAAP)                                $332              $372             (11)
           Securitization adjustments                                    (332)             (372)            (11)
                                                                      -------           -------

           Managed securitization income, net                            $  -              $  -               -
                                                                      =======           =======
o CARDMEMBER LENDING INTEREST EXPENSE:
           Reported for the period  (GAAP)                               $363              $215              69
           Securitization adjustments                                     274               257               7
                                                                      -------           -------
           Managed cardmember lending interest expense                   $637              $472              35
                                                                      =======           =======
o PROVISIONS FOR LOSSES:
           Reported for the period (GAAP)                                $640              $346              85
           Securitization adjustments                                     177               127              39
                                                                      -------           -------
           Managed provisions for losses                                 $817              $473              73
                                                                      =======           =======

           Note: Amounts herein reflect certain revisions as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                              U.S. CARD SERVICES

MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to higher billed business volumes, greater other commissions and fees and higher travel commissions and fees. In addition, the increase reflects the recognition of interest income associated with the repayment of the Company's loan to Delta Air Lines.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 24% due to 21% growth in average managed lending balances and a higher portfolio yield.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 35% on 21% growth in average managed lending balances and a higher cost of funds.

o PROVISIONS FOR LOSSES: Increased 73% due to strong volume and loan growth and higher write-off and delinquency rates, which have been gradually rising after the unusually low rates following the enactment of the October 2005 U.S. bankruptcy legislation.

- CARDMEMBER LENDING: *

     -- The write-off rate increased versus last year, but was flat compared to last quarter. The past due rate increased versus last year but was lower than last quarter.

                                                     6/07                   3/07                   6/06
                                                ---------------      ------------------      ----------------
              Total Loans (billions)                $58.6                  $53.9                  $47.8
              Net write-off rate                      3.7%                   3.7%                   2.9%
              30 days past due as a % of loans        2.6%                   2.8%                   2.4%


              * Managed basis.  There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis" as presented on page 12.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)
                                                                    Quarters Ended            Percentage
                                                                       June 30,                 Inc/(Dec)
                                                             ----------------------------    -----------
(millions)                                                          2007           2006
Revenues
    Discount revenue, net card fees and other                     $2,149         $2,048           5%
    Cardmember lending finance revenue                               333            285          17
                                                                 -------        -------
        Total revenues                                             2,482          2,333           6
    Interest expense:
      Cardmember lending                                             120             99          21
      Charge card and other                                          203            151          34
                                                                 -------        -------
Revenues net of interest expense                                   2,159          2,083           4
                                                                 -------        -------
Expenses
    Marketing, promotion, rewards and cardmember services            377            408          (8)
    Human resources and other operating expenses                   1,211          1,104          10
                                                                 -------        -------
         Total                                                     1,588          1,512           5
                                                                 -------        -------
Provisions for losses                                                263            282          (7)
                                                                 -------        -------
Pretax segment income                                                308            289          7
Income tax provision                                                  31             62         (50)
                                                                 -------        -------
Segment income                                                      $277           $227          22
                                                                 =======        =======

  Note: Amounts herein reflect certain revisions, including the movement of international banking businesses to the Corporate & Other segment, as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.

STATISTICAL INFORMATION

                                                  Quarters Ended                            Percentage
                                                        June 30,                                Inc/(Dec)
                                             -------------------------------------     ----------------------
                                                   2007                       2006
                                                   ----                       ----
Card billed business (billions)                   $54.6                      $49.2                     11%
Total cards in force (millions)                    22.5                       22.2                      1
Basic cards in force (millions)                    17.9                       17.8                      1
Average basic cardmember spending* (dollars)     $3,052                     $2,654                      15
Segment capital (billions)                         $4.1                       $4.0                      3
Return on segment capital**                        23.6%                      21.5%

   *  Proprietary cards only.

   ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

- BILLED BUSINESS: The 11% increase in billed business reflects a 15% increase in average spending per proprietary basic card and a 1% increase in basic cards in force.

         -- Adjusting for the impacts of foreign exchange translation and last year's sales of our operations in Brazil, Malaysia and Indonesia, billed business and spending per proprietary basic card in force increased 10% and 8%, respectively, and all of AXP's major geographic regions experienced high single-digit to low double-digit growth.

              - International consumer and small business spending rose 7%;
                global corporate spending rose 12%.

-        TOTAL CARDS IN FORCE: Increased by 300K, or 1%, versus last year.
         Excluding the impact of the 200K proprietary cards in Indonesia and Malaysia transferred to GNMS in 3Q '06, cards in force rose 2%.

P&L DISCUSSION

o NET INCOME: Increased 22% versus last year as revenues net of interest expense increased 4%, expenses increased 5% and provisions for losses decreased 7%.

     - 2Q '07 results include $9MM of the IRS benefit and $6MM ($4MM after-tax) of the increased marketing and promotion spending in the quarter, as referenced earlier.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES


   - 2Q '06 included:

     -- A $119MM ($109MM after-tax) gain related to the completion of the sale of our card operations in Brazil; and

     -- A $62MM ($40MM after-tax) charge associated with certain adjustments made to the Membership Rewards reserve model outside the U.S.

   - 2Q '07 included $6MM ($4MM after-tax) and 2Q '06 included $34MM ($22MM after-tax) of reengineering costs, related principally to ongoing restructuring activities in the corporate travel business in both periods and the international card business in 2Q '06.

   - PRE-TAX MARGIN: Was 14.3% in 2Q '07 versus 14.8% in 1Q '07 and 13.9% in 2Q '06.

   - EFFECTIVE TAX RATE: Was 10% in 2Q '07 versus 20% in 1Q '07 and 21% in 2Q '06. The lower rate in 2Q '07 reflects the IRS benefit, referenced earlier, and additional benefits primarily related to the finalization of certain 2006 tax returns. The 2Q '06 tax rate reflects the relatively low effective rate on the Brazil gain, which was offset by higher tax expense due to uncertainty regarding the Company's ability to obtain tax benefits for certain expenses attributable to foreign subsidiaries.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 5% versus 2Q '06 was driven primarily by the higher level of card spending, increased other revenues and greater other commissions and fees partially offset by decreased card-related fees due to the reclassification to this revenue category of certain card-related acquisition costs effective July 1, 2006. Growth was also suppressed by the impact of the sales last year of card-related operations in Brazil, Malaysia and Indonesia.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 17% on 10% growth in average lending balances and a higher portfolio yield.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 21% on higher loan balances and an increased cost of funds.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Increased 34% on higher volumes and a greater cost of funds.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 8%, reflecting the 2Q '06 $62MM charge associated with certain adjustments made to the non-U.S. Membership Rewards reserve and lower marketing and promotion costs, partially offset by greater volume-related rewards costs in 2Q `07.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 10%, reflecting last year's Brazil gain and greater human resource expenses in 2Q `07, which were partially offset by the impact of the reclassification to revenues of certain card acquisition-related costs beginning in 3Q '06, and the sales of card operations in Brazil, Malaysia and Indonesia.

o PROVISIONS FOR LOSSES: Decreased 7% from a year ago as lower write-off and past due rates, primarily reflecting the 2Q '06 industry-wide credit issues in Taiwan, were partially offset by higher volumes and lending balances.

- CHARGE CARD: *

-- The loss ratio and past due rate decreased versus last year and last quarter.

                                                              6/07                  3/07                 6/06
                                                        -----------------      ----------------      ---------------
              Total Receivables (billions)                   $18.1                 $17.1                $15.8
              Net loss ratio as a % of charge volume          0.16%                 0.20%                0.18%
              90 days past due as a % of total                 1.7%                  1.9%                 2.1%

               Note: Amounts herein reflect certain revisions as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.

- CARDMEMBER LENDING:*

-- The write-off rate decreased versus last year, but increased versus last quarter. The past due rate declined from last year and last quarter.

                                                              6/07                  3/07                 6/06
                                                        -----------------      ----------------      ---------------
              Cardmember Loans (billions)                    $10.0                  $9.3                 $8.7
              Net write-off rate                               6.0%                  5.7%                 6.4%
              30 days past due as a % of loans                 2.9%                  3.1%                 3.2%

         * There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis".

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

  (Preliminary)
                                                          Quarters Ended         Percentage
                                                             June 30,             Inc/(Dec)
                                                     ---------------------       -----------
  (millions)                                              2007     2006
  Revenues
      Discount revenue, fees and other                    $887     $765              16%
      Interest expense:
        Cardmember lending                                 (31)     (24)             29
        Other                                              (48)     (50)             (4)
                                                          ----     ----
  Revenues net of interest expense                         966      839              15
  Expenses
     Marketing and promotion                               150      140               7
     Human resources and other operating expenses          389      370               5
                                                          ----     ----
       Total                                               539      510               6
                                                          ----     ----
  Provisions for losses                                      9       14             (36)
                                                          ----     ----
  Pretax segment income                                    418      315              33
  Income tax provision                                     152      115              32
                                                          ----     ----
  Segment income                                          $266     $200              33
                                                          ====     ====

  Note: Amounts herein reflect certain revisions as noted on pages 2-3 and in the Company's Form 8-K, filed with the SEC March 30, 2007.
  # Denotes variance of more than 100%.


STATISTICAL INFORMATION

                                                Quarters Ended           Percentage
                                                  June 30,                Inc/(Dec)
                                          ------------------------     --------------
                                              2007        2006
                                              ----        ----
  Global card billed business*(billions)    $161.1       $140.5             15%
  Segment capital (millions)                $1,071       $1,271            (16)
  Return on segment capital**                 78.0%        53.8%
  Global Network Services:***

  Card billed business (billions)            $12.3         $7.6             62
  Total cards in force (millions)             17.6         13.1             34


  * Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.
  ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.
 *** 2Q '07 Card billed business and total cards in force include $1.4B of billed business associated with the transfer of 1.3MM proprietary cards in Brazil as of 6/30/06 and 0.2MM proprietary cards in Malaysia and Indonesia during 3Q '06 from ICGCS to GNS. Excluding these transfers, billed business rose 41% and cards in force grew 32%.

P&L DISCUSSION

o NET INCOME: Increased 33% on 15% growth in revenues net of interest expense and a 36% decrease in provisions for losses, partially offset by a 6% increase in total expenses.

-    2Q '07 results include:
     -- A $27MM ($18MM after-tax) gain related to the sale of our merchant-related operations in Russia; and
     -- $10MM ($6MM after-tax) of the increased marketing and promotion spending in the quarter, referenced earlier.

- 2Q '06 included a $25MM ($22M after-tax) gain related to the sale of our merchant-related operations in Brazil, partially offset by an adjustment in amortization relating to an overseas joint venture.

- 2Q '07 and 2Q '06 included $1MM ($1MM after-tax) of reengineering costs in each period, respectively.

     - PRE-TAX MARGIN: Was 43.3% in 2Q '07 versus 42.6% in 1Q '07 and 37.5% in 2Q '06.

     - EFFECTIVE TAX RATE:  Was 36% in 2Q '07 versus 37% in 1Q '07 and 2Q '06.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2007 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 16%, reflecting growth in merchant-related fees, primarily from the 15% increase in global card billed business, as well as higher network partner-related revenues. The increase also reflects the completion as of 6/30/06 of the independent operator agreement in Brazil and in 3Q '06 of independent operator agreements in Malaysia and Indonesia.

o CARDMEMBER LENDING INTEREST EXPENSE: The expense credit increased 29% due to a larger volume and rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o OTHER INTEREST EXPENSE: The expense credit decreased 4% as higher interest on capital allocations was partially offset by a larger volume and rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o MARKETING AND PROMOTION EXPENSES: Increased 7%, reflecting an increase in brand, merchant and partner-related advertising costs versus last year.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 5% primarily due to greater human resources costs.

o PROVISIONS FOR LOSSES: Decreased 36%, due to a reduction in merchant-related reserves, primarily related to airlines.

INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.